UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 29, 2015

BOISE CASCADE COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-35805 (Commission File Number)	20-1496201 (IRS Employer Identification No.)
1111 West Jefferson Street, Suite 300
Boise, Idaho 83702-5389
(Address of principal executive offices) (Zip Code)
(208) 384-6161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.07    Submission of Matters to a Vote of Security Holders.

(a)	Annual Shareholders' Meeting.

The annual shareholders' meeting of Boise Cascade Company (the “Company”) was held on April 29, 2015. The matters submitted to a vote of the Company’s shareholders at the Company’s annual meeting are set forth in clause (b) below and are described in detail in the Company’s definitive 2015 Notice of Annual Shareholders’ Meeting and Proxy Statement (the “Proxy Statement”).

(b)	Voting Results.
Proposal No. 1 - Election of Directors

Shareholders elected three Class I directors: Richard H. Fleming, Mack L. Hogans, and Christopher J. McGowan, with terms expiring at the Company’s annual meeting in 2018. The final vote results with respect to each director-nominee are set forth below:

Nominee	For	Against	Abstain	Broker Non-Votes
Richard H. Fleming	34,877,058	191,195	72,330	1,938,467
Mack L. Hogans	34,516,714	551,439	72,430	1,938,467
Christopher J. McGowan	34,881,771	186,051	72,761	1,938,467

Proposal No. 2 - Advisory Approval of the Company’s Executive Compensation Program

The nonbinding advisory proposal to approve the compensation of our named executive officers as described in the Proxy Statement was approved. The related final voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
34,533,862	522,041	84,680	1,938,467

Proposal No. 3 - Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for 2015

Shareholders ratified the appointment of KPMG LLP as our independent registered public accounting firm for 2014. The related final voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
36,906,152	101,112	71,786	0

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE COMPANY

	By	/s/ John T. Sahlberg
John T. Sahlberg Senior Vice President, Human Resources and General Counsel
Date: April 30, 2015